SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2003

SOUTHERN PERU COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or other jurisdiction of organization)	(Commission File Number)	(IRS Employer Identification No.)

2575 East Camelback Rd. Phoenix, AZ	85016 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (602) 977-6500

Item 5.    Other Events

On October 6, 2003, Mr. Daniel Tellechea Salido, Vice President, Finance and Chief Financial Officer of Southern Peru Copper Corporation (the “Company”) informed the Company that he was resigning from said offices, as well as the office of Named Fiduciary of the Company.   The Company expressed its gratitude and recognition to Mr. Tellechea for his outstanding services to the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Southern Peru Copper Corporation

	By:	/s/ Oscar Gonzalez Rocha
	Its:	President

Date: October 7, 2003